EXHIBIT (99.1)

JOINT FILING AGREEMENT

In accordance with Rule 13D-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a  Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Shares of KMG America Corporation and further agree to the filing of this agreement as an Exhibit thereto.  In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: August 19, 2006

NORTHAVEN PARTNERS, L.P.			NORTHAVEN OFFSHORE, LTD.

By:	Northaven Associates, LLC,
as General Partner

			By:	s/Paul Burke
				Name:	Paul Burke
				Title:	Director
	By:	s/Paul Burke
	Name:	Paul Burke
	Title:	Member	NORTHAVEN ASSOCIATES, LLC

NORTHAVEN PARTNERS II, L.P.

By:	Northaven Associates, LLC,		By:	s/Paul Burke
	as General Partner			Name:	Paul Burke
				Title:	Member

	By:	s/Paul Burke	NORTHAVEN MANAGEMENT, INC.
	Name:	Paul Burke
	Title:	Member

NORTHAVEN PARTNERS III, L.P.			By:	s/Paul Burke
				Name:	Paul Burke
By:	Northaven Associates, LLC,			Title:	Vice President
as General Partner

	By:	s/Paul Burke
	Name:	Paul Burke
	Title:	Member